Exhibit 10.1

                        EMPLOYMENT AND SERVICE AGREEMENT

This employment agreement (this "Agreement"), dated as of November 29, 2010 (the "Effective Date"), is made by and between ASAPA Gold Corp. fka Renaissance
BioEnergy, Inc., a Nevada corporation (the "Corporation"), and Ronald Yadin Lowenthal (the "Executive") (each, a "Party" and together, the "Parties").

WHEREAS, the Executive is employed as President and Chief Executive Officer of the Corporation; and

WHEREAS, the Parties wish to establish the terms of the Executive's employment by the Corporation;

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. POSITION/DUTIES:-

     (a) During the Employment Term (as defined in Section 2 below), the Executive shall serve as President and as the Chief Executive Officer of the Corporation. In this capacity the Executive shall have such duties, authorities and responsibilities commensurate with the duties, authorities and responsibilities of persons in similar capacities in similarly sized companies and such other reasonable duties and responsibilities as the Board of Directors of the Corporation (the "Board") shall designate. The Executive shall report directly to the Board of Directors of the Corporation. The Executive shall obey the lawful directions of the Board and shall use his diligent efforts to promote the interests of the Corporation and to maintain and promote the reputation thereof.

     (b) During the Employment Term, the Executive shall use his best efforts to perform his duties under this Agreement and shall as much of his time energy and skill in the performance of his duties with the Corporation.

2. EMPLOYMENT TERM:-

Except for earlier termination as provided in Section 6, the Executive's employment under this Agreement shall be for a TWO-YEAR TERM commencing on the Effective Date and ending on November 25, 2012 (the "Employment Term").
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3. BASE SALARY:-

The Corporation agrees to pay to the Executive a base salary at an annual rate of not less than US$50,000 (Fifty thousand dollars), payable in accordance with the regular payroll practices of the Corporation. The Executive's Base Salary shall be subject to annual review by the Board (or a committee thereof). The base salary as determined herein from time to time shall constitute "Base Salary" for purposes of this Agreement. It is recorded that the Executive shall receive the full settlement of his first 2 (two) years' base salary through the issue by the Corporation to the Executive of an amount of 300,000 (Three hundred thousand) restricted shares of the Corporation's shares of Common Stock; issued to the Executive at Par Value.

These shares of the Corporation's Common Stock shall not be available to be assigned, pledged, sold, lent or in any way alienated for a period of 2 (two) years commencing from the date this Agreement. These shares are restricted under Regulation 144 and shall be held "on book" by the Transfer Agent to the Corporation; for an on behalf of the Executive. The Executive shall not be permitted to request these shares of the Corporation's Common Stock, in certificated form, until the expiration of the 2 (two) years from the date of their issue to the Executive.

4. BONUS:-

With respect to each full fiscal year during the Employment Term, the Executive shall be eligible to earn an annual bonus (the "Annual Bonus") in such amount, if any, as determined in the sole discretion of the Board of up to 100% (One hundred percent) of the Executive's Base Salary. In addition, the Executive shall be eligible to participate in the Corporation's bonus and other incentive compensation plans and programs (if any) for the Corporation's senior executives at a level commensurate with his position and may be entitled to bonus payments in addition to the amount set forth hereinabove.

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5. EMPLOYEE BENEFITS:-

     (a)  BENEFIT PLANS.

          The Executive shall be eligible to participate in any employee benefit plan of the Corporation, including, but not limited to, equity, pension, thrift, profit sharing, medical coverage, education, or other retirement or welfare benefits that the Corporation has adopted or may adopt, maintain or contribute to for the benefit of its senior executives, at a level commensurate with his positions, subject to satisfying the applicable eligibility requirements. The Corporation may at any time or from time to time amend, modify, suspend or terminate any employee benefit plan, program or arrangement for any reason in its sole discretion.

     (b)  VACATION:-

          The Executive shall be entitled to an annual paid vacation in accordance with the Corporation's policy applicable to senior executives from time to time in effect, but in no event less than two weeks per calendar year (as prorated for partial years), which vacation may be taken at such times as the Executive elects with due regard to the needs of the Corporation. The carry-over of vacation days shall be in accordance with the Corporation's policy applicable to senior executives from time to time in effect.

     (c)  BUSINESS AND ENTERTAINMENT EXPENSES:-

          Upon presentation of appropriate documentation, the Executive shall be reimbursed for all reasonable and necessary business and entertainment expenses incurred in connection with the performance of his duties hereunder, all in accordance with the Corporation's expense reimbursement policy applicable to senior executives from time to time in effect.

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     (d)  SIGNING BONUS:-

          Upon execution of this Agreement, the Executive shall be awarded a "Signing" bonus to be settled through the issuance of 200,000 (Two hundred thousand) restricted shares of the Corporation's Common Stock and at Par Value.

          These shares of the Corporation's Common Stock shall not be available to be assigned, pledged, sold, lent or in any way alienated for a period of 3 (three) years commencing from the date this Agreement. These shares are restricted under Regulation 144 and shall be held "on book" by the Transfer Agent to the Corporation; for an on behalf of the Executive. The Executive shall not be permitted to request these shares of the Corporation's Common Stock, in certificated form, until the expiration of the 3 (three) years from the date of their issue to the Executive.

     (e)  LIABILITY INSURANCE

          The   Corporation   undertakes  to  procure   suitable  and  necessary
          Director's Liability Insurance for the Executive. The costs of this Insurance are to be borne by the Corporation.

6. TERMINATION:-

The Executive's employment and the Employment Term shall terminate on the first of the following to occur:

     (a)  DISABILITY:-

          On  the  thirtieth   (30th)  day  following   written  notice  by  the
          Corporation to the Executive of termination due to Disability. For purposes of this Agreement, "Disability" shall mean a determination by the Corporation in accordance with applicable law that due to a physical or mental injury, infirmity or incapacity, the Executive is unable to perform the essential functions of his job with or without accommodation for 180 days (whether or not consecutive) during any 12-month period.

     (b)  DEATH:-

          Automatically upon the date of death of the Executive.

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     (c)  CAUSE:-

          Immediately upon written notice by the Corporation to the Executive of a termination for Cause. "Cause" shall mean, as determined by the Board (or its designee) (1) conduct by the Executive in connection with his employment duties or responsibilities that is fraudulent, unlawful or grossly negligent; (2) the willful misconduct of the Executive; (3) the willful and continued failure of the Executive to perform the Executive's duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness); (4) the commission by the Executive of any felony (or the equivalent under the law of the People's Republic of China) (other than traffic-related offenses) or any crime involving moral turpitude;
          (5) violation of any material policy of the Corporation or any material provision of the Corporation's code of conduct, employee handbook or similar documents; or (6) any material breach by the Executive of any provision of this Agreement or any other written agreement entered into by the Executive with the Corporation.

     (d)  WITHOUT CAUSE:

          On  the  thirtieth   (30th)  day  following   written  notice  by  the
          Corporation to the Executive of an involuntary termination without Cause, other than for death or Disability.

     (e)  GOOD REASON.

          On the sixtieth (60th) day following written notice by the Executive to the Corporation of a termination for Good Reason. "Good Reason" shall mean, without the express written consent of the Executive, the occurrence of any the following events unless such events are cured (if curable) by the Corporation within fifteen days following receipt of written notification by the Executive to the Corporation that he intends to terminate his employment hereunder for one of the reasons set forth below: any material reduction or diminution (except temporarily during any period of incapacity due to physical or mental illness) in the Executive's title, authorities, duties or responsibilities or reporting requirements with the Corporation.

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7. CONSEQUENCES OF TERMINATION:-

     (a)  DISABILITY:-

          Upon termination of the Employment Term because of the Executive's Disability, the Corporation shall pay or provide to the Executive (1) any unpaid Base Salary and any accrued vacation through the date of termination; (2) any unpaid Annual Bonus accrued with respect to the fiscal year ending on or preceding the date of termination; (3) reimbursement for any unreimbursed expenses properly incurred through the date of termination; and (4) all other payments or benefits to which the Executive may be entitled under the terms of any applicable employee benefit plan, program or arrangement (collectively, "Accrued Benefits").

     (b)  DEATH:-

          Upon the termination of the Employment Term because of the Executive's death, the Executive's estate shall be entitled to any Accrued Benefits.

     (c)  TERMINATION FOR CAUSE:-

          Upon the termination of the Employment Term by the Corporation for Cause or by either party in connection with a failure to renew this Agreement, the Corporation shall pay to the Executive any Accrued Benefits.

     (d)  TERMINATION WITHOUT CAUSE OR FOR GOOD REASON:-

          Upon the termination of the Employment Term by the Corporation without Cause or by the Executive with Good Reason, the Corporation shall pay or provide to the Executive (1) the Accrued Benefits, and (2) subject to the Executive's execution (and non-revocation) of a general release of claims against the Corporation and its affiliates in a form reasonably requested by the Corporation, (A) continued payment of his Base Salary for 6 (six) months after termination, payable in accordance with the regular payroll practices of the Corporation, but off the payroll; and (B) payment of the Executive's cost of continued medical coverage for (6) six months after termination (subject to the Executive's co-payment of the costs in the same proportion as such costs were shared immediately prior to the date of termination). Payments provided under this Section 7(d) shall be in lieu of any termination or severance payments or benefits for which the Executive may be eligible under any of the plans, policies or programs of the Corporation.

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8. NO ASSIGNMENT:-.

This Agreement is personal to each of the Parties. Except as provided below, no Party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other Party hereto; provided, however, that the Corporation may assign this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation.

9. NOTICES:-

For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (1) on the date of delivery if delivered by hand, (2) on the date of transmission, if delivered by confirmed facsimile, (3) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (4) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

MR. R Y LOWENTHAL
Renasa House
170 Oxford Road
Melrose, Gauteng
2126
REPUBLIC OF SOUTH AFRICA

If to the Corporation:

ASPA GOLD CORP.
36101 Bob Hope Dr., Suite E5-238
Rancho Mirage, California   92270

or to such other address as either Party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

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10. PROTECTION OF THE CORPORATION'S BUSINESS:-

     (a)  CONFIDENTIALITY:-

          The Executive acknowledges that during the course of his employment by the Corporation (prior to and during the Employment Term) he has and will occupy a position of trust and confidence. The Executive shall hold in a fiduciary capacity for the benefit of the Corporation and shall not disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Corporation, except (i) as in good faith deemed necessary by the Executive to perform his duties hereunder, (ii) to enforce any rights or defend any claims hereunder or under any other agreement to which the Executive is a party, provided that such disclosure is relevant to the enforcement of such rights or defense of such claims and is only disclosed in the formal proceedings related thereto, (iii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Corporation or by any administrative or legislative body (including a committee thereof) with jurisdiction to order him to divulge, disclose or make accessible such information, provided that the Executive shall give prompt written notice to the Corporation of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Corporation to obtain a protective order or similar treatment, (iv) as to such Confidential Information that shall have become public or known in the Corporation's industry other than by the Executive's unauthorized disclosure, or (v) to the Executive's spouse, attorney and/or his personal tax and financial advisors as reasonably necessary or appropriate to advance the Executive's tax, financial and other personal planning (each an "Exempt Person"), provided, however, that any disclosure or use of Confidential Information by an Exempt Person shall be deemed to be a breach of this Section 10(a) by the Executive. The Executive shall take all reasonable steps to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The Executive understands and agrees that the Executive shall acquire no rights to any such Confidential Information. "Confidential Information" shall mean information about the Corporation, its subsidiaries and affiliates, and their respective clients and customers that is not disclosed by the Corporation and that was learned by the Executive in the course of his employment by the Corporation, including, but not limited to, any proprietary knowledge, trade secrets, data and databases, formulae, sales, financial, marketing, training and technical information, client, customer, supplier and vendor lists, competitive strategies, computer programs and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information.

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     (b)  NON-COMPETITION:-

          During the Employment Term and for the one-year period following the termination of the Executive's employment for any reason (the "Restricted Period"), the Executive shall not, directly or indirectly, without the prior written consent of the Corporation, provide employment (including self-employment), directorship, consultative or other services to any business, individual, partner, firm, corporation, or other entity that directly competes with any business conducted by the Corporation or any of its subsidiaries or affiliates on the date of the Executive's termination of employment or within one year of the Executive's termination of employment in the geographic locations where the Corporation and its subsidiaries or affiliates engage or propose to engage in such business (the "Business"). Nothing herein shall prevent the Executive from having a passive ownership interest of not more than 9% (Nine percent) of the outstanding securities of any entity engaged in the Business whose securities are traded on a United States of America - National Securities Exchanges. The Corporation acknowledges that the Executive serves as the President and Chief Executive Officer of North American Gold & Minerals Fund.

     (c)  NON-SOLICITATION OF EMPLOYEES:-

          The Executive recognizes that he possesses and will possess confidential information about other employees of the Corporation and its subsidiaries and affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of the Corporation and its subsidiaries and affiliates. The Executive recognizes that the information he possesses and will possess about these other employees is not generally known, is of substantial value to the Corporation and its subsidiaries and affiliates in developing their business and in securing and retaining customers, and has been and will be acquired by him because of his business position with the Corporation. The Executive agrees that, during the Restricted Period, he will not, directly or indirectly, (i) solicit or recruit any employee of the Corporation or any of its subsidiaries or affiliates (a "Current Employee") or any person who was an employee of the Corporation or any of its subsidiaries or affiliates during the twelve (12) month period immediately prior to the date the Executive's employment terminates (a "Former Employee") for the purpose of being employed by him or any other entity, or (ii) hire any Current Employee or Former Employee.

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     (d)  NON-SOLICITATION OF CUSTOMERS:-

          The Executive agrees that, during the Restricted Period, he will not, directly or indirectly, solicit or attempt to solicit (i) any party who is a customer or client of the Corporation or its subsidiaries, who was a customer or client of the Corporation or its subsidiaries at any time during the 12 (twelve) month period immediately prior to the date the Executive's employment terminates or who is a direct customer or client that has been identified and targeted by the Corporation or its subsidiaries for the purpose of marketing, selling or providing to any such party any services or products offered by or available from the Corporation or its subsidiaries, or (ii) any supplier or vendor to the Corporation or any subsidiary to terminate, reduce or alter negatively its relationship with the Corporation or any subsidiary or in any manner interfere with any agreement or contract between the Corporation or any subsidiary and such supplier or vendor.

     (e)  PROPERTY:-

          The Executive acknowledges that all originals and copies of materials, records and documents generated by him or coming into his possession during his employment by the Corporation or its subsidiaries are the sole property of the Corporation and its subsidiaries ("Corporation Property"). During the Employment Term, and at all times thereafter, the Executive shall not remove, or cause to be removed, from the premises of the Corporation or its subsidiaries, copies of any record, file, memorandum, document, computer related information or equipment, or any other item relating to the business of the Corporation or its subsidiaries, except in furtherance of his duties under this Agreement. When the Executive's employment with the Corporation terminates, or upon request of the Corporation at any time, the Executive shall promptly deliver to the Corporation all copies of Corporation Property in his possession or control.

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     (f)  NON-DISPARAGEMENT:-

          Executive shall not, and shall not induce others to, Disparage the Corporation or its subsidiaries or affiliates or their past and present officers, directors, employees or products. "Disparage" shall mean making comments or statements to the press, the Corporation's or its subsidiaries' or affiliates' employees or any individual or entity with whom the Corporation or its subsidiaries or affiliates has a business relationship which would adversely affect in any manner (1) the business of the Corporation or its subsidiaries or affiliates (including any products or business plans or prospects), or (2) the business reputation of the Corporation or its subsidiaries or affiliates, or any of their products, or their past or present officers, directors or employees.

     (g)  COOPERATION:-

          Subject to the Executive's other reasonable business commitments, following the Employment Term, the Executive shall be available to cooperate with the Corporation and its outside counsel and provide information with regard to any past, present, or future legal matters which relate to or arise out of the business the Executive conducted on behalf of the Corporation and its subsidiaries and affiliates, and, upon presentation of appropriate documentation, the Corporation shall compensate the Executive for any out-of-pocket expenses reasonably incurred by the Executive in connection therewith.

     (h)  EQUITABLE RELIEF AND OTHER REMEDIES:-

          The Executive acknowledges and agrees that the Corporation's remedies at law for a breach or threatened breach of any of the provisions of this Section 10 would be inadequate and, in recognition of this fact, the Executive agrees that, in the event of such a breach or threatened or attempted breach, in addition to any remedies at law, the Corporation, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available. In addition, without limiting the Corporation's remedies for any breach of any restriction on the Executive set forth in this Section 10, except as required by law, the Executive shall not be entitled to any payments set forth in
          Section 7(d) hereof if the Executive has breached the covenants applicable to the Executive contained in this Section 10, the Executive will immediately return to the Corporation any such payments previously received under Section 7(d) upon such a breach, and, in the

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          event of such breach,  the Corporation  will have no obligation to pay any of the  amounts  that  remain  payable  by the  Corporation  under
          Section 7(d).

     (i)  REFORMATION:-

          If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 10 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state. The Executive acknowledges that the restrictive covenants contained in this Section 10 are a condition of this Agreement and are reasonable and valid in temporal scope and in all other respects.

     (j)  SURVIVAL OF PROVISIONS:-

          The obligations contained in this Section 10 shall survive in accordance with their terms the termination or expiration of the Executive's employment with the Corporation and shall be fully enforceable thereafter.

11. INDEMNIFICATION:-

The Executive shall be indemnified to the extent permitted by the Corporation's organizational documents and to the extent required by law.

12. SECTION HEADINGS AND INTERPRETATION:-

The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement. Expressions of inclusion used in this agreement are to be understood as being without limitation.

13. SEVERABILITY:-

The provisions of this Agreement shall be deemed severable and the invalidity of
unenforceability   of  any   provision   shall  not  affect  the   validity   or
enforceability of the other provisions hereof.

14. COUNTERPARTS:-

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

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15. GOVERNING LAW AND VENUE:-

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Nevada without regard to its conflicts of law principles. The Parties agree irrevocably to submit to the exclusive jurisdiction of the federal courts or, if no federal jurisdiction exists, the state courts, located in the City of New York, Borough of Manhattan, for the purposes of any suit, action or other proceeding brought by any Party arising out of any breach of any of the provisions of this Agreement and hereby waive, and agree not to assert by way of motion, as a defense or otherwise, in any such suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that the provisions of this Agreement may not be enforced in or by such courts. IN ADDITION, THE PARTIES AGREE TO WAIVE A TRIAL BY JURY.

16. ENTIRE AGREEMENT:-

This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

17. WAIVER AND AMENDMENT:-

No provision of this Agreement may be modified, amended, waived or discharged unless such waiver, modification, amendment or discharge is agreed to in writing and signed by the Executive and such officer or director as may be designated by the Board. No waiver by either Party at any time of any breach by the other Party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

18. WITHHOLDING:-

The Corporation may withhold from any and all amounts payable under this Agreement such federal, state, local and foreign taxes as may be required to be withheld pursuant to any applicable law or regulation.

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19. AUTHORITY AND NON-CONTRAVENTION:-

The Executive represents and warrants to the Corporation that he has the legal right to enter into this Agreement and to perform all of the obligations on his part to be performed hereunder in accordance with its terms and that he is not a party to any agreement or understanding, written or oral, which could prevent him form entering into this Agreement or performing all of his obligations hereunder.

20. COUNTERPARTS:-

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                                            ASPA GOLD CORP.


                                            /s/ David Arthun
                                            ---------------------------------
                                            By:    DAVID ARTHUN
                                            Title: DIRECTOR

                                            THE EXECUTIVE


                                            /s/ Ronald Yadin Lowenthal
                                            -------------------------------
                                            RONALD YADIN LOWENTHAL


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